                                   [LETTERHEAD]

                                                                    Exhibit 23.3


                   Consent of Independent Financial Advisor to

                the Merger Committee of the Board of Directors of

                             Chapman Holdings, Inc.

         As independent financial adviser to the Merger Committee of the Board of Directors of Chapman Holdings, Inc., we hereby consent to the use of our report and to all references to our firm included in or made a part of EChapman.com, Inc.'s registration statement on Form S-4, including any amendments thereto.

Baltimore, Maryland                         /s/ MARK RUST
                                            ---------------------------------
March 29, 2000                              Mark Rust
                                            Vice President
                                            Ferris, Baker Watts, Incorporated